EXHIBIT 5.2

[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]

May 15, 2015

Corrections Corporation of America

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the “Company”), and CCA South Texas, LLC, a Maryland limited liability company (“CCA South Texas”), and CCA TRS, LLC, a Maryland limited liability company (together with CCA South Texas, the “Maryland Subsidiary Guarantors”), in connection with the registration of certain securities of the Company (the “Offered Securities”) on its Registration Statement on Form S-3 (including the prospectus that is a part thereof, the “Registration Statement”) as filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of debt securities of the Company (“Debt Securities”), to be issued by the Company under an indenture, a form of which is included as an exhibit to the Registration Statement, (iv) guarantees of the Debt Securities (“Guarantees”) by subsidiary guarantors, including the Maryland Subsidiary Guarantors, (v) warrants (“Warrants”) to be issued by the Company and (vi) units (“Units”) to be issued by the Company, all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement, including certain of the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	Each of the Maryland Subsidiary Guarantors is a limited liability company existing under and by virtue of, and is in good standing under, the laws of the State of Maryland.

Corrections Corporation of America

May 15, 2015

3.	(a) Upon adoption by the board of directors of the Company (the “Board”) of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of Common Stock being issued by the Company will be validly issued, fully paid and nonassessable.

4.	(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s charter and bylaws and applicable law, and upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of such class or series of Preferred Stock, and when appropriate articles supplementary to the Company’s charter relating to such class or series of Preferred Stock have been duly approved by the Board and been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Debt Securities, the issuance of such Debt Securities will be duly authorized by the Company.

6.	Upon approval of a Guarantee by a Maryland Subsidiary Guarantor by all limited liability company action required by applicable law and the governing documents of such Maryland Subsidiary Guarantor, such Guarantee will be duly authorized by such Maryland Subsidiary Guarantor.

7.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Warrants, the issuance of such Warrants will be duly authorized by the Company.

Corrections Corporation of America

May 15, 2015

8.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Units, the issuance of such Units will be duly authorized by the Company.

In giving the opinions set forth herein, we have made the following assumptions:

(a)	(i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

(b)	At the time of the issuance of any of the Offered Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(c)	At the time of issuance of any shares of Common Stock (including any shares of Common Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Common Stock), the Company will have a sufficient number of authorized but unissued shares of Common Stock for the issuance.

(d)	At the time of issuance of any shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Preferred Stock), the Company will have a sufficient number of authorized but unissued shares of the applicable class or series of Preferred Stock for the issuance.

(e)	At the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland.

(f)	None of the Offered Securities will be issued in violation of the restrictions on transfer and ownership of shares set forth in Article VI of the charter of the Company or such other similar provisions as may be set forth in the articles supplementary creating a class or series of Preferred Stock.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company. In giving our opinions set forth in numbered opinion paragraphs 1 and

Corrections Corporation of America

May 15, 2015

2 above, our opinions are based solely on good standing certificates issued by the State Department of Assessments and Taxation of the State of Maryland on May 15, 2015, with respect to the Company and each of the Maryland Subsidiary Guarantors.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.2 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J. W. Thompson Webb
Principal